Exhibit 99.1

VeriSign to Present at the Barclays Capital Technology Conference and the Lazard

Capital Markets Cloud Computing Investor Forum

DULLES, VA – December 1, 2010 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, announced that Brian Robins, executive vice president and chief financial officer, will speak at the Barclays Capital 2010 Technology Conference in San Francisco on Wednesday, December 8 at 10:30 a.m. (PST). During Mr. Robins’ presentation, recent company performance and business initiatives will be discussed. Ben Petro, senior vice president, Network Intelligence and Availability Services, will speak at the Lazard Capital Markets Cloud Computing Investor Forum in New York City on Thursday, December 9 at 1:30 p.m. (EST). During Mr. Petro’s presentation, Network Intelligence and Availability Services will be discussed. The presentations will be available via live webcast at http://investor.verisign.com. Replays of the webcasts will also be available at http://investor.verisign.com after the events for a limited period of time.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world connect online with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts:

Investor Relations: Nancy Fazioli, nfazioli@verisign.com, 650-316-6569

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179